Exhibit 10.2

SECURITIES SETTLEMENT AGREEMENT

This SECURITIES SETTLEMENT AGREEMENT (the “Agreement”), dated as of April 14, 2021 (the “Effective Date”), is by and between Sysorex, Inc., a Nevada corporation (the “Company”), and Inpixon, a Nevada corporation (“Inpixon”).

RECITALS:

WHEREAS, Inpixon is entitled to the repayment of debt as set forth on Schedule 1 in the aggregate principal amount (together with accrued interest through March 31, 2021) of $9,088,175.97 (the “Indebtedness”); and

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger by and among the Company, TTM Acquisition Corp., a Nevada corporation and TTM Digital Assets &Technologies, Inc., Nevada Corporation (“TTM”), dated as of April 8, 2021, pursuant to which the Company will acquire all of the issued and outstanding capital stock of TTM (the “Transaction”); and

WHEREAS, in connection with the Transaction, the Company and Inpixon desire to enter into this Agreement whereby the Company will issue to Inpixon an aggregate of 15,972,189 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (“Common Stock”), determined by dividing the Indebtedness by a price per share equal to $0.569 in full satisfaction and payment in full of the Indebtedness in accordance with the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals above incorporated herein by this reference and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Inpixon hereby agree as follows:

1. ISSUANCE OF SECURITIES IN FULL SATISFACTION OF INDEBTEDNESS.

(a) Issuance of Common Stock. In connection and concurrent with the effective time of the closing of the Transaction (the “Transaction Effective Time”), in full satisfaction and in lieu of cash payment of the Indebtedness due to Inpixon, on the Closing Date (as defined below) the Company will issue:

(i) 12,972,189 Shares on the Closing Date (the “Closing Shares”); and

(ii) rights to acquire an additional 3,000,000 Shares (the “Rights”, and together with the Shares, the “Securities”) in accordance with the terms of the Right to Shares Letter Agreement attached hereto as Exhibit A (the “Rights Letter Agreement”).

(b) Closing. The sale and purchase of the Securities shall take place at a closing (the “Closing”) to be managed by the remote exchange of documents. The date and time of the Closing shall be concurrent with the Transaction Effective Time, or at such other time or on such other date as parties hereto may mutually agree in writing (the “Closing Date”).

(c) Closing Deliveries.

(i) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Inpixon:

(A) a copy of the irrevocable instructions to the Company transfer agent (“Transfer Agent”) instructing the Transfer Agent to deliver the Closing Shares, on an expedited basis, and in all cases on or before the close of business on the second (2nd) Trading Day following the Closing Date, in book entry form, in the name of Inpixon;

(B) the Rights Letter Agreement, duly executed by the Company; and

(C) the Registration Rights Agreement, by and between the Company and Inpixon in the form attached hereto as Exhibit B (the “Registration Rights Agreement”, together with this Agreement and the Rights Letter Agreement, the “Transaction Documents”), duly executed by the Company.

(ii) On or prior to the Closing Date, Inpixon shall deliver or cause to be delivered to the Company, as applicable, the following:

(A) the Rights Letter Agreement, duly executed by Inpixon;

(B) the Registration Rights Agreement, duly executed by Inpixon; and

(C) evidence of the cancellation of the Indebtedness.

“Trading Day” refers to a day on which the principal market or exchange on which the Company’s Common Stock is then listed or quoted for trading, including, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTCQB Marketplace maintained by the OTC Market Group Inc. (or any successors to any of the foregoing).

2. INPIXON’S REPRESENTATIONS AND WARRANTIES.

Inpixon represents and warrants to the Company with respect to only itself that, as of the date hereof and the Closing Date:

(a) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Inpixon and shall constitute the legal, valid and binding obligation of Inpixon enforceable against Inpixon in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by Inpixon of this Agreement and the consummation by Inpixon of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Inpixon or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Inpixon is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Inpixon, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Inpixon to perform its obligations hereunder.

(c) Information and Sophistication. During the course of this transaction, the Company has furnished Inpixon with all information regarding the Company and the Securities that Inpixon has requested or desired to know, has afforded Inpixon the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of this Agreement, the Securities contemplated hereunder, and the affairs of the Company and any additional information relating to this Agreement or Securities and requested by Inpixon. In evaluating the suitability of an investment in the Company, Inpixon hereby acknowledges and represents that:

(i) Inpixon has prior investment experience, including investment in securities that are not listed, are unregistered and are not traded on any stock exchange or an automated quotation system; and

(iii) Inpixon, either by reason of Inpixon’s own business or financial experience or that of Inpixon’s professional advisors as discussed in clause (i) above, as applicable, possesses sufficient knowledge and experience in financial and business matters so as to be capable of assessing the merits and risks of an investment in the Securities; and

(iv) has reviewed the SEC Reports (defined below).

(d) No General Solicitation. The Securities were not offered or sold to Inpixon by means of, and Inpixon is not purchasing the Securities in reliance on, any form of general solicitation or general advertising and in connection therewith, Inpixon: (i) did not receive or review any advertisement, article, notice or other communication published in a newspaper, magazine or similar media or broadcast over television or radio, either closed circuit or generally available; and (ii) did not attend any seminar meeting or industry investor conference any of whose attendees were invited by general solicitation or general advertising, and is not otherwise relying on any communication that Inpixon has reason to know was presented at such a meeting or conference.

(e) Registration and Exemption. Inpixon hereby acknowledges that the Securities have not been reviewed by the SEC or any state regulatory authority, and that the offer and issuance sale of the Securities is intended to be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) based in part upon Inpixon’s representations and warranties contained in this Agreement. Inpixon agrees it will not sell or otherwise transfer the Securities unless and until the Securities are either registered under the Securities Act and any applicable state securities laws or the Company receives an opinion of counsel satisfactory to the Company that an exemption from such registration is available. Inpixon acknowledges that no federal or state agency has made any determination as to the fairness of the offering of the Securities, or any recommendation or endorsement of the Securities. Inpixon acknowledges that at such time, if ever, as the Securities are registered under the Securities Act, sales of the Securities will remain subject to state securities laws.

(f) Legend. Inpixon consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state securities or other “blue sky” laws, and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. Inpixon is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Inpixon that, as of the date hereof and the Closing Date:

(a) Organization and Qualification. The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement or any of the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the shares of Common Stock) have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement and each other Transaction Document has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuance of the Securities is duly authorized and the Securities, when issued, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof.

(d) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will no:t (i) result in a violation of the Articles of Incorporation (as defined below), Bylaws (as defined below) or other organizational documents of the Company or any of its subsidiaries, or any capital stock or other securities of the Company or any of its subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as may be required to be made under applicable federal and state securities laws.

(f) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not and has not been subject to Rule 144(i). The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Holding Period and Tacking. The Company represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act, the holding period of the Securities may be tacked on the holding period of the Indebtedness. The Company agrees not to take a position contrary to this Section 3(f) in any document, statement, setting, or situation. The Company acknowledges and understands that the representations and agreements of the Company in this Section 3(f) are a material inducement to Inpixon’s decision to consummate the transactions contemplated herein.

(h) Private Placement. Assuming the accuracy of the representations and warranties of Inpixon set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Inpixon as contemplated by this Agreement.

4. COVENANTS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record (x) the name and address of the person in whose name the shares of Common Stock have been issued (including the name and address of each transferee) and (y) the aggregate number of shares of Common Stock held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Inpixon representative or its legal representatives.

(b) Legends. The Securities to be issued under this Agreement are being issued in accordance with an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and certificates and any other instruments evidencing the Securities should bear the following restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER INDEBTEDNESS SECURED BY SUCH SECURITIES.

(c) Rule 144; Current Information. For so long as Inpixon owns the Securities, the Company will timely file on the applicable deadline all reports required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144 of the Securities Act is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(d) Registration Rights. Inpixon shall be entitled to the registration rights described in the Registration Rights Agreement and the Company agrees to register the Securities in accordance with the terms and conditions of the Registration Rights Agreement.

5. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Inpixon from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to Inpixon or to enforce a judgment or other court ruling in favor of Inpixon. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Inpixon and the Company and contains the entire understanding of the parties solely with respect to the matters covered herein except as set forth in the other Transaction Documents. For clarification purposes, the Recitals are part of this Agreement and the Transaction Documents remains in full force and effect. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and Inpixon.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been given and delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Sysorex, Inc.

13880 Dulles Corner Lane, Suite 175

Herndon, VA 20171

Email: Zaman.Khan@sysorexinc.com

Attn: Zaman Khan

If to Inpixon:

Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

E-mail: Nadir.Ali@Inpixon.com; Melanie.Figueroa@Inpixon.com

Attn: Nadir Ali, Melanie Figueroa

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number, if applicable, and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement through the Closing Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Inpixon and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

COMPANY:

SYSOREX, INC.

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	Chief Executive Officer

[Signature Page to Securities Settlement Agreement]

SCHEDULE 1

Indebtedness	Outstanding Balance as of March 31, 2021 (principal plus interest)
Secured Promissory Note, originally issued on December 31, 2018 (as amended from time to time)	$8,388,957.38
Settlement Agreement, dated February 20, 2019 by and among Inpixon, the Company and Atlas Technology Group, LLC	$699,218.59

EXHIBIT A

FORM OF RIGHT TO SHARES LETTER AGREEMENT

EXHIBIT B

FORM OF Registration Rights Agreement